Registration No. 333-_________

      As filed with the Securities and Exchange Commission on June 2, 2008
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                          Ben Franklin Financial, Inc.
             (Exact Name of Registrant as Specified in its Charter)

               Federal                                 20-5838969
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
    Incorporation or Organization)


                            830 East Kensington Road
                       Arlington Heights, Illinois 60004
              (Address of Principal Executive Offices and Zip Code)


               Ben Franklin Financial, Inc. Equity Incentive Plan
                            (Full Title of the Plan)


                                   Copies to:

          C. Steven Sjogren                       Kip A. Weissman, Esquire
 Chairman of the Board, President and        Luse Gorman Pomerenk & Schick, P.C.
        Chief Executive Officer             5335 Wisconsin Ave., N.W., Suite 400
       Ben Franklin Financial, Inc.               Washington, DC 20015-2035
        830 East Kensington Road                       (202) 274-2000
     Arlington Heights, Illinois 60004
              (847) 398-0990
       (Name, Address and Telephone
        Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer [ ]    Accelerated filer [ ]
Non-accelerated filer   [ ]    Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                 34,476 (2)          $9.675 (7)             $333,555                  $13
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                 4,405 (3)            $9.675 (7)               $42,648                  $2
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                 86,740 (4)            $9.36 (6)              $811,886                  $32
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                 10,464 (5)            $9.675 (7)             $101,239                  $4
--------------------------------------------------------------------------------------------------------------------

TOTALS                           136,085                                    $1,289,328                 $51
--------------------------------------------------------------------------------------------------------------------

-----------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Ben Franklin Financial, Inc. Equity Incentive Plan (the "Stock
       Benefit Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Ben Franklin Financial, Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares of common stock awarded as restricted stock but not vested under the Stock Benefit Plan.
(3) Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of restricted stock.
(4) Represents the number of shares of common stock currently reserved for issuance for options granted pursuant to the Stock Benefit Plan.
(5) Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of stock options.
(6)    Determined pursuant to 17 C.F.R. Section 230.457(h)(1).
(7)    Determined pursuant to 17 C.F.R. Section 230.457(c).

                             ----------------------

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 (File No. 000-52240), filed with the Commission on March 31, 2008 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (File No. 000-52240), filed with the Commission on May 15, 2008 pursuant to Section 13(a) of the Exchange Act.

     c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-KSB referred to in (a) above; and

     d) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on September 27, 2006 (File No. 000-52240).

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     Section 545.121 of the of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers of Ben Franklin Bank of Illinois. Although there are no indemnification provisions in the charter and bylaws of the Company, all the directors and officers of the Company hold the same position with Ben Franklin Bank of Illinois and have indemnification under OTS regulations as described below.

     Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

         (i) Any amount for which that person becomes liable under a judgment in such action; and
         (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by ( that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

         (i)    Final judgment on the merits is in his or her favor;  or
         (ii)   In case of:

                a. Settlement,
                b. Final judgment against him or her, or
                c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:

         (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;
          (ii)  "Court" includes,  without limitation,  any court to which or in which any appeal or any proceeding for review is brought;
          (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;
          (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. List of Exhibits.

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           -----------------------------

         4        Form of Common Stock Certificate                     *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.       Attached as Exhibit 5

                                       4

10       Ben Franklin Financial, Inc. Equity
                  Incentive Plan                                       **

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.       Contained in Exhibit 5

         23.2     Consent of Crowe Chizek and Company LLC              Attached as Exhibit 23.2

         24       Power of Attorney                                    Contained on Signature Page

---------------------
*    Incorporated  by  reference to Exhibit 4 to the  Registration  Statement on
     Form SB-2 (File No.  333-135562)  filed by the Company under the Securities
     Act of 1933,  with the  Commission on June 30, 2006,  and all amendments or reports filed for the purpose of updating such description.
**   Incorporated  by  reference  to Appendix A to the proxy  statement  for the
     Special Meeting of Stockholders of Ben Franklin  Financial,  Inc. (File No.
     000-52240),  filed by Ben Franklin Financial,  Inc. under the Exchange Act, on February 6, 2008.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington Heights, Illinois, on this 2nd day of June, 2008.

                                       BEN FRANKLIN FINANCIAL, INC.


                                   By: /s/ C. Steven Sjogren
                                       --------------------------
                                       C. Steven Sjogren
                                       Chairman of the Board, President and
                                       Chief  Executive Officer
                                       (Duly Authorized Representative)


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Ben Franklin Financial, Inc. (the "Company") hereby severally constitute and appoint C. Steven Sjogren, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said C. Steven Sjogren may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Ben Franklin Financial, Inc. Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said C. Steven Sjogren shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                       Date
----------                                  -----                                       ----


/s/ C. Steven Sjogren                                                                   June 2, 2008
------------------------------------        Chairman of the Board, President and        ------------------
C. Steven Sjogren                           Chief Executive Officer
                                            (Principal Executive Officer)



/s/ Glen A. Miller                                                                      June 2, 2008
------------------------------------        Vice President                              ------------------
Glen A. Miller                              and Chief Financial Officer
                                            (Principal Financial and Accounting
                                             Officer)


/s/ Robert E. DeCelles                            Director                              June 2, 2008
------------------------------------                                                    ------------------
Robert E. DeCelles




/s/ Bernadine V. Dziedzic                         Director                              June 2, 2008
------------------------------------                                                    ------------------
Bernadine V. Dziedzic


/s/ John R. Perkins                               Director                              June 2, 2008
------------------------------------                                                    ------------------
John R. Perkins



/s/ Nicholas J. Raino                             Director                              June 2, 2008
------------------------------------                                                    ------------------
Nicholas J. Raino



/s/ James M. Reninger                             Director                              June 2, 2008
------------------------------------                                                    ------------------
James M. Reninger


                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

         4 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (File No. 333-135562), filed by the Company under the Securities Act of 1933 with the Commission on June 30, 2006, and all amendments or reports filed for the purpose of updating such description).

         5          Opinion of Luse Gorman Pomerenk & Schick, P.C.

         10 Ben Franklin Financial, Inc. Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders of Ben Franklin Financial, Inc. (File No. 000-52240), filed by Ben Franklin Financial, Inc. under the Securities Exchange Act of 1934, on February 6, 2008).

         23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

         23.2       Consent of Crowe Chizek and Company LLC

         24 Power of Attorney (contained in the signature page to this Registration Statement).